LETTER AGREEMENT

AMG Veritas Asia Pacific Fund

Fund Management Agreement

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AMG Funds LLC

One Stamford Plaza

263 Tresser Boulevard, Suite 949

Stamford, Connecticut 06901

Attn: Keitha L. Kinne, Chief Operating Officer

Re:

Fund Management Agreement between AMG Funds LLC (formerly The Managers Funds LLC) (the “Manager”) and AMG Funds III (formerly The Managers Funds) (the “Company”), dated as of April 1, 1999, and as amended from time to time (the “Fund Management Agreement”)

Ladies and Gentlemen:

Pursuant to Section 11 of the Fund Management Agreement, the Company hereby notifies you that Appendix B to the Fund Management Agreement is amended, effective as of the date hereof, to reflect a revised management fee (the “New Management Fee”) that has been agreed to by the Company and the Manager with respect to AMG Veritas Asia Pacific Fund (formerly AMG Managers Special Equity Fund), a series of the Company. Attached as Schedule A is an amendment to Appendix B to the Fund Management Agreement setting forth the annual fee the Company will pay the Manager on behalf of AMG Veritas Asia Pacific Fund pursuant to Section 6 of the Fund Management Agreement. Schedule A supplements and supersedes any information to the contrary relating to AMG Veritas Asia Pacific Fund contained in Appendix B to the Fund Management Agreement.

Please acknowledge your agreement to the New Management Fee as set forth on Schedule A by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds III

By:
Name: Thomas Disbrow
Title: Treasurer, Chief Financial Officer and Principal Financial Officer

ACKNOWLEDGED AND ACCEPTED

AMG Funds LLC

By:
Name: Keitha L. Kinne
Title: Chief Operating Officer
Date:

Schedule A

AMENDMENT TO

APPENDIX B

Annual rate of management fees, expressed as a percentage of the average net asset value of the series:

Name of Series	Annual Percentage Rate of Management Fee
AMG Veritas Asia Pacific Fund (formerly AMG Managers Special Equity Fund)	0.71%